RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS OF
          UNIVERSAL FOODS CORPORATION ON JUNE 25, 1998


     RESOLVED FURTHER, that the Articles of Incorporation are hereby amended as follows:

     1.   Subsection 3.1.2 of the Corporation's Articles of
Incorporation is amended by replacing the period following the word "Stock" in the second line of said Subsection with a comma, and by adding the following language to the end of said
Subsection:

     "of which 100,000 shares are designated as Series A Participating Cumulative Preferred
     Stock pursuant to Section 4.7 hereof."

     2. Section 4.7 Corporation's Articles of Incorporation is created to read as follows:

     Section 4.7.   Series A Participating Cumulative Preferred
     Stock:

          Subsection 4.7.1.  Designation and Amount.
     The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock"
     (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred
     Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred
     Stock.

          Subsection 4.7.2.  Dividends and
     Distributions.

               (A)  Subject to the rights of the holders
     of any shares of any series of Preferred Stock (or any similar stock) ranking pari passu with the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.10 per share ("Common Shares"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of December, March, June and September in each year (each such date being referred to in this Section 4.7 as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share
     (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount
     (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment
     Date or, with respect to the first Quarterly
     Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A
     Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of shares of Series A
     Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          (B)  Dividends shall begin to accrue and be
     cumulative on outstanding shares of Series A
     Preferred Stock from the Quarterly Dividend Payment
     Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly
     Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend
     Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A
     Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Subsection 4.7.3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

               (A)  Subject to the provision for
     adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

               (B)  Except as otherwise provided in
     these Articles of Incorporation, in any other
     Resolution of the Board of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred
     Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C)  Except as set forth in these
     Articles of Incorporation or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

          Subsection 4.7.4.  Certain Restrictions.

               (A)  Whenever quarterly dividends or
     other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends, or
     make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (ii) declare or pay dividends, or
     make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or
     otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the
     Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (iv) redeem or purchase or otherwise
     acquire for consideration any shares of Series A
     Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series And classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B)  The Corporation shall not permit any
     subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Subsection 4.7.5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation or in any other Resolution of the Board of Directors creating a series of Preferred
     Stock or any similar stock or as otherwise required by law.

          Subsection 4.7.6.  Liquidation, Dissolution or
     Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $250 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common
     Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common
     Shares) into a greater or lesser number of Common
     Shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred
     Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          Subsection 4.7.7.  Consolidation, Merger, etc.
     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred
     Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.
     In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding
     Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          Subsection 4.7.8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

          Subsection 4.7.9.  Rank.  The Series A
     Preferred Stock shall be of equal rank, with respect to the payment of dividends and the distribution of assets, to all series of any other class of the Corporation's Cumulative Preferred
     Stock.

          Subsection 4.7.10. Amendment. These Articles of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A
     Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class. In addition to the rights, preferences and privileges accorded to the Series A
     Preferred Stock in this Section 4.7, the Series A
     Preferred Stock shall have the rights, privileges and preferences, and be subject to the limitations, accorded generally to the Cumulative Preferred
     Stock in the foregoing Sections 4.1 through 4.6.

                  (As amended through 6/25/98)

                  UNIVERSAL FOODS CORPORATION


                            RESTATED
                   ARTICLES OF INCORPORATION


      These Amended and Restated Articles of Incorporation, duly adopted pursuant to Chapter 180 of the Wisconsin Statutes, supersede and take the place of the existing Articles of Incorporation and all amendments thereto.


                           ARTICLE I.

                             Name.

SECTION 1.1.    Name.

      The name of the corporation is UNIVERSAL FOODS CORPORATION.


                          ARTICLE II.

                           Purposes.

SECTION 2.1.    Purposes.

      The purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law.


                          ARTICLE III.

                         Capital Stock.

Section 3.1.    Number of Shares and Classes.

      The aggregate number of shares which the corporation has authority to issue is 100,250,000 divided into the following classes:

      Subsection 3.1.1. Common Stock. 100,000,000 shares at the par value of $0.10 per share designated as "Common Stock."

      Subsection 3.1.2. Cumulative Preferred Stock. 250,000 shares without par value designated as "Cumulative Preferred Stock," of which 100,000 shares are designated as Series A Participating Cumulative Preferred Stock pursuant to Section 4.7 hereof.

                          ARTICLE IV.

         Preferences, Limitation and Relative Rights of
                   Cumulative Preferred Stock

SECTION 4.1.    Dividends and Distributions on Cumulative Preferred
                Stock.

       Subsection 4.1.1. The holders of Cumulative Preferred Stock of all series shall be entitled to receive dividends at such rates, upon such conditions and at such times as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance thereof and not inconsistent with the provisions hereof.

       Subsection 4.1.2. No dividend or other distribution, except a dividend payable solely in Common Stock, shall be paid on Common Stock, and no shares of Common Stock shall be purchased, redeemed or otherwise acquired by the corporation for a consideration, otherwise than in exchange for or through application of the proceeds of the sale of other Common Stock, if the payment of such dividend or distribution on Common Stock, or the making of any such purchase, redemption or other acquisition of Common Stock, will result in reducing the Consolidated Net Worth of the corporation below 150% of the aggregate involuntary liquidation amounts of all outstanding shares of Cumulative Preferred Stock.

       Subsection 4.1.3. All dividends on Cumulative Preferred Stock shall be without priority as between series, shall be paid out of net earnings or any surplus properly applicable to the payment thereof, shall be cumulative and shall be paid or set apart before any dividends or other distributions shall be paid or set apart for Common Stock, provided, however, that dividends may be declared and paid on Common Stock in Common Stock of the corporation. Any dividends paid upon the Cumulative Preferred Stock in an amount less than full cumulative dividends accrued and in arrears upon all Cumulative Preferred Stock outstanding shall, if more than one series be outstanding, be distributed among the different series in proportion to the aggregate amounts which would be distributable to the Cumulative Preferred Stock of each series if full cumulative dividends were declared and paid thereon.

       Subsection 4.1.4. The Cumulative Preferred Stock shall entitle the holder thereof to receive, out of net profits of the corporation or out of any surplus applicable to the payment of such dividends in each fiscal year as declared at any time by the Board of Directors, dividends at the rate fixed in the resolution or resolutions adopted by the Board of Directors pursuant to which the issuance of such Cumulative Preferred Stock shall be authorized. The dividends on the Cumulative Preferred Stock shall be cumulative, so that if at any time the full amount of dividends accrued and in arrears on the Cumulative Preferred Stock shall not be paid, the deficiency shall be payable before any dividends or other distributions shall be paid or set apart on the Common Stock, and before any sums shall be paid or set apart for the redemption of less than all of the Cumulative Preferred Stock then outstanding. Dividends on Cumulative Preferred Stock shall accrue from date of issue. Whenever all dividends accrued and in arrears on Cumulative Preferred Stock shall have been declared and shall have been paid or set apart, the Board of Directors may declare dividends on Common Stock out of the remaining net profits of the corporation, or out of surplus applicable to the payment of such dividends, subject to the restriction set forth in Subsection
4.1.2 hereof.

SECTION 4.2.    Issuance of Preferred Stock.

       Subsection 4.2.1. No stock having preference or priority in rights or security over the Cumulative Preferred Stock may be issued unless first approved by the affirmative vote of such majority of the Cumulative Preferred Stock then outstanding as then required by law.

       Subsection 4.2.2. No Cumulative Preferred Stock shall be issued which, after giving effect to such issuance, would result in the aggregate involuntary liquidation amount of all outstanding shares of Cumulative Preferred Stock exceeding 66-2/3% of Consolidated Net Worth of the corporation.

SECTION 4.3.    Rights of Holders of Cumulative Preferred Stock on
                Liquidation.

       In the event of the voluntary liquidation or winding up of the corporation, the holders of Cumulative Preferred Stock shall be entitled to receive in full the fixed voluntary liquidation amount thereof plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, and no more, before any amount shall be paid to the holders of Common Stock. In the event of the involuntary liquidation of the corporation, the holders of the Cumulative Preferred Stock shall be entitled to receive in full the fixed involuntary liquidation amount thereof, plus accrued dividends thereon, all as provided in the resolution or resolutions providing for the issuance thereof, and no more, before any amount shall be paid to the holders of Common Stock. The holders of all series of Cumulative Preferred Stock shall be entitled to receive all amounts described in the preceding provisions of this Section 4.3 out of the assets of the corporation, whether from capital, surplus or earnings. As used in this
Section 4.3 "accrued dividends" means, in respect to each share of Cumulative Preferred Stock, an amount equal to the fixed dividend rate per annum for each share (without interest thereon), from the date from which cumulative dividends commenced to accrue in respect of such share to the date as of which the computation is to be made, less the aggregate amount (without interest) of all dividends paid thereon or declared and set aside for payment in respect thereof, whether or not any such dividends shall have been earned. If, upon any such voluntary or involuntary liquidation, the assets of the corporation distributable as aforesaid among the holders of the Cumulative Preferred Stock shall be insufficient to permit payment to them of the full preferential amounts aforesaid, then the entire assets of the corporation available for distribution to shareholders shall be distributed ratably among the holders of Cumulative Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled.

       The holders of Cumulative Preferred Stock shall not otherwise be entitled to participate in any distribution of assets of the corporation which shall be divided and distributed among the holders of Common Stock according to their respective rights and preferences. No consolidation or merger of the corporation with or into another corporation or corporations and no sale by the corporation of all or substantially all of its assets shall be deemed a liquidation or winding up of the corporation within the meaning of this Section 4.3.

SECTION 4.4.    Voting Rights of Cumulative Preferred Stock.

       The holders of the Cumulative Preferred Stock shall, together with the holders of Common Stock (neither the Cumulative Preferred Stock nor the Common Stock voting as a class), possess full voting rights for the election of directors and for other purposes, and for such purposes the holders of Cumulative Preferred Stock shall, subject to the provisions of the Bylaws of the corporation and of the Wisconsin Business Corporation Law relative to the fixing of the record date, be entitled to one vote for each share held by them respectively.

SECTION 4.5. Directors' Authority to Establish Series of Cumulative Preferred Stock.

       The Cumulative Preferred Stock may be issued in series from time to time, with such designations, preferences and other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series and adopted by the Board of Directors pursuant to the authority hereby given as provided by the Wisconsin Business Corporation Law and not inconsistent with the provisions hereof. Without limiting the authority granted to the Board of Directors in this Section, each series shall have such (a) rate of dividend; (b) price at and terms and conditions on which shares may be redeemed; (c) amount payable upon shares in event of voluntary or involuntary liquidation; (d) sinking fund provisions for the redemption or purchase of shares; and (e) terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; as shall be stated or expressed in the resolution or resolutions of the Board of Directors providing for the issuance thereof.

SECTION 4.6.    Definitions.

       Subsection 4.6.1. The term "Consolidated Net Worth" of the corporation shall mean the Consolidated Net Worth of the corporation and all of its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

       Subsection 4.6.2. The term "Subsidiary" shall mean any corporation or association of which not less than a majority of the capital stock or shares (having the power in all events to vote for the election of directors or trustees) is owned and controlled by the corporation either directly or through another Subsidiary.

SECTION 4.7.   Series A Participating Cumulative Preferred Stock:

      Subsection 4.7.1. Designation and Amount. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Subsection 4.7.2.  Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking pari passu with the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.10 per share ("Common Shares"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of December, March, June and September in each year (each such date being referred to in this Section 4.7 as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly
Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Subsection 4.7.3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided in these Articles of Incorporation, in any other Resolution of the Board of Directors creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth in these Articles of Incorporation or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

     Subsection 4.7.4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series And classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Subsection 4.7.5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation or in any other Resolution of the Board of Directors creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Subsection 4.7.6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $250 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Subsection 4.7.7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Subsection 4.7.8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Subsection 4.7.9. Rank. The Series A Preferred Stock shall be of equal rank, with respect to the payment of dividends and the distribution of assets, to all series of any other class of the Corporation's
Cumulative Preferred Stock.

       Subsection 4.7.10. Amendment. These Articles of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class. In addition to the rights, preferences and privileges accorded to the Series A Preferred Stock in this Section 4.7, the Series A Preferred Stock shall have the rights, privileges and preferences, and be subject to the limitations, accorded generally to the Cumulative Preferred Stock in the foregoing Sections 4.1 through 4.6.


                           ARTICLE V.

                      Pre-emptive Rights.

SECTION 5.1.    Pre-emptive Rights.

       No holder of any class of stock of the corporation shall, because of his ownership of said stock, have any pre-emptive or other right to purchase, or subscribe for, or take any part of any class of stock, or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase any class of stock of this corporation.


                          ARTICLE VI.

              Registered Office; Registered Agent.

SECTION 6.1     Registered Office; Registered Agent.

       The address of the registered office of the corporation is 433 East Michigan Street, Milwaukee, Wisconsin 53202, and the registered agent at the registered office of the corporation is Terrence M.
O'Reilly.


                          ARTICLE VII.

                Directors; Removal of Directors.

SECTION 7.1.    Directors.

       The number of directors constituting the Board of Directors of the corporation shall be fixed from time to time by the Bylaws of the corporation. The Board of Directors of the corporation shall be divided into three (3) classes. The term of office of the first class of directors shall expire at the first annual meeting after their election, the term of office of the second class shall expire at the second annual meeting after their election and that of the third class shall expire at the third annual meeting after their election. At each annual meeting after classification of the Board of Directors, the class of directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting. The number of directors in each class shall be as fixed from time to time in the Bylaws.

SECTION 7.2     Removal of Directors.

       A director may be removed from office by affirmative vote of two thirds (2/3) of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose, and any vacancy so created may be filled by such shareholders.

                         ARTICLE VIII.

                     Acquisition of Shares.

SECTION 8.1     Acquisition of Shares.

       The corporation is authorized by action of the Board of Directors without consent of shareholders to purchase, take, receive or otherwise acquire shares of the corporation subject to the provisions of Section 180.0640(3) of the Wisconsin Statutes and Section 4.1.2 hereof.


                          ARTICLE IX.

                         Distributions.

SECTION 9.1     Distributions.

       The Board of Directors may from time to time distribute to shareholders in partial liquidation out of stated capital or net capital surplus of the corporation, a portion of its assets, in cash or property.


                           ARTICLE X.

                  Repurchase of Common Stock.

SECTION 10.1    Repurchase Rights.

       Subsection 10.1.1. In the event that any person (Acquiring Person) (i) who is the beneficial owner, directly or indirectly, of more than fifty percent of the Common Stock outstanding becomes the beneficial owner, directly or indirectly, of any additional Common Stock pursuant to a tender offer or (ii) becomes the beneficial owner, directly or indirectly, of more than fifty percent of the Common Stock outstanding and any of such Common Stock was acquired pursuant to a tender offer, each holder of Common Stock, other than the Acquiring Person or a transferee of the Acquiring Person, shall have the right until and including the thirtieth day following the date the notice to holders of Common Stock referred to in Section 10.3 herein is mailed to have the Common Stock held by such holder repurchased by the corporation at the Repurchase Price determined as provided in Section 10.5 herein, and each holder of securities convertible into Common Stock or of options, warrants, or rights exercisable to acquire Common Stock prior to such thirtieth day, other than the Acquiring Person or a transferee of the Acquiring Person, shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants, or rights to have the Common Stock to be received thereupon by such holder repurchased by corporation at the Repurchase Price.

       Subsection 10.1.2. All repurchase rights hereunder shall be subject to, and limited by, any provision contained in the Wisconsin Statutes, in Article 4 hereof, or in any loan agreement entered into at any time by the corporation, which limits the amounts which may be used by the corporation to repurchase Common Stock of the corporation.

       Subsection 10.1.3. No holder of Common Stock of the corporation shall have any right to have Common Stock repurchased by the corporation pursuant to this Article 10 if the corporation, acting through a majority of its Board of Directors, shall within ten (10) days following the announcement or publication of such tender offer or following any amendment of such tender offer recommend to the holders of Common Stock that such tender offer be accepted.

SECTION 10.2    Definitions.

       Subsection 10.2.1. The term "person" shall include an individual, a corporation, partnership, trust or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring Common Stock, such partnership, syndicate or group shall be deemed a "person".

       Subsection 10.2.2. For the purpose of determining whether a person is an Acquiring Person, such person shall be deemed to beneficially own (i) all Common Stock with respect to which such person has the capability to control or influence the voting power in respect thereof and (ii) all Common Stock which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise; and all Common Stock which such person has the right to acquire in such manner shall be deemed to be outstanding shares, but Common Stock which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

       Subsection 10.2.3. The acquisition of Common Stock by the corporation or by any person controlled by the corporation shall not engender the right to have Common Stock repurchased pursuant to this Article.

       Subsection 10.2.4. The right to have Common Stock repurchased pursuant to this Article shall attach to such shares and shall not be personal to the holder thereof.

       Subsection 10.2.5. The term "tender offer" shall mean an offer to acquire or an acquisition of Common Stock pursuant to a request or invitation for tenders or an offer to purchase such shares for cash, securities or any other consideration.

       Subsection 10.2.6. The term "market purchases" shall mean the acquisition of Common Stock from holders of such shares in privately negotiatied transactions or in transactions effected through a broker or deal.

       Subsection 10.2.7. Subject to the provisions of Section 10.2.2 herein, "outstanding shares" shall mean shares of Common Stock which at the time in question have been issued by the corporation and not reacquired and held or retired by it or held by any subsidiary of the corporation.

SECTION 10.3    Repurchase Procedure.

       Not later than thirty (30) days following the date on which the corporation receives credible notice that any person has become an Acquiring Person whereupon the right shall be engendered to have Common Stock repurchased by the corporation under this Article 10, the corporation shall give written notice, by first class mail, postage prepaid, at the address shown on the records of the corporation, to each holder of record of Common Stock (and to any other person known by the corporation to have rights to demand repurchase pursuant to Section 10.1 of this Article) as of a date not more than seven (7) days prior to the date of the mailing pursuant to this Section 10.3 and shall advise each such holder of the right to have shares repurchased and the procedures for such repurchase. In the event that the corporation fails to give notice as required by this Section 10.3, any holder entitled to receive such notice may within thirty (30) days thereafter serve written demand upon the corporation to give such notice. If within thirty (30) days after the receipt of written demand the corporation fails to give the required notice, such holder may at the expense and on behalf of the corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section 10.3.

       Subsection 10.3.1. In the event Common Stock are subject to repurchase in accordance with this Article 10, the directors of the corporation shall designate a Repurchase Agent, which shall be a corporation or association (i) organized and doing business under the laws of the United States or any State, (ii) subject to supervision or examination by Federal or State authority, (iii) having combined capital and surplus of at least $5,000,000 and (iv) having the power to exercise corporate trust powers.

       Subsection 10.3.2. For a period of ninety days from the date of the mailing of the notice to holders of Common Stock referred to in this Section l0.3, holders of Common Stock and other persons entitled to have Common Stock repurchased pursuant to this Article l0 may, at their option, deposit certificates representing all or less than all Common Stock held of record by them with the Repurchase Agent together with written notice that the holder elects to have such shares repurchased pursuant to this Article 10. Repurchase shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with the Repurchase Agent.

       Subsection 10.3.3. The corporation shall promptly deposit in trust with the Repurchase Agent cash in an amount equal to the aggregate Repurchase Price of all of the Common Stock deposited with the Repurchase Agent for purposes of repurchase.

       Subsection 10.3.4. As soon as practicable after receipt by the Repurchase Agent of the cash deposit by the corporation referred to in this Section 10.3, the Repurchase Agent shall issue its checks payable to the order of the persons entitled to receive the Repurchase Price of the Common Stock in respect of which such cash deposit was made.

       Subsection 10.3.5 In the event the corporation is unable to deposit with the Repurchase Agent cash in the full amount of the aggregate Repurchase Price of all shares deposited for repurchase, because of limitations upon repurchase of Common Stock contained in the Wisconsin Statutes, in Article 4 hereof, or in any loan agreement entered into at any time by the corporation, the corporation shall promptly deposit with the Repurchase Agent the maximum amount of cash which may be used for the repurchase of Common Stock, under the most restrictive of the applicable limitations upon such repurchase. In the event of deposit of less than the full aggregate Repurchase Price pursuant to the provisions of this subsection, the Repurchase Agent shall use the amount so deposited to repurchase the deposited shares pro tanto, in proportion to the number of shares deposited by each shareholder for repurchase. Certificates representing all shares which remain unpurchased shall be returned to the depositors thereof as soon as practicable thereafter, and there shall be no further repurchase rights with respect to such shares arising in connection with the transactions already completed.

SECTION 10.4.   Retired Stock.

       All Common Stock with respect to which repurchase has been effected pursuant to this Article 10 shall thereupon be deemed retired.

SECTION 10.5.   Repurchase Price.

       (a) The Repurchase Price shall be the amount payable by the corporation in respect of each share of Common Stock with respect to which repurchase has been demanded pursuant to this Article 10 and shall be the greatest amount determined on any of the following three bases:

                    (i) The highest price per share of Common Stock, including any commission paid to brokers or dealers for solicitation or whatever, at which Common Stock held by the Acquiring Person were acquired pursuant to a tender offer regardless of when such tender offer was made or were acquired pursuant to any market purchase or otherwise within eighteen months prior to the notice to holders of Common Stock referred to in Section 3 herein. For purposes of this subsection (i), if the consideration paid in any such acquisition of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person.

                   (ii) The highest sale price per share of Common Stock for any trading day during the eighteen months prior to the notice to holders of Common Stock referred to in Section l0.3 herein. For purposes of this subsection (ii), the sale price for any trading day shall be the last sale price per share of Common Stock traded on the New York Stock Exchange or other national securities exchange, or, if Common Stock of the corporation is not then traded on a national securities exchange, the mean of the closing bid and asked price per share of Common Stock.

                  (iii) The amount of shareholders' equity in respect of each outstanding share of Common Stock as determined in accordance with generally accepted accounting principles and as reflected in any published report by the corporation as at the fiscal year quarter ending immediately preceding the notice to shareholders referred to in Section 10.3 herein.

       Subsection 10.5.1.  The determinations to be made pursuant to
Section 10.5 shall be made by the Board of Directors not later than the date of the notice to holders of Common Stock referred to in Section 10.3 herein. In making such determination the Board of Directors may engage such persons, including investment banking firms and the independent accountants, who have reported on the most recent financial statements of the corporation, and utilize employees and agents of the corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

       Subsection 10.5.2.  The determinations to be made pursuant to this
Section 10.5, when made by the Board of Directors acting in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the corporation and its shareholders, including any person referred to in
Section 10.1 herein.